Registrant Name:
  The Phoenix Oakhurst Strategic Allocation Fund
  File Number: 811-1442
  Registrant CIK Number: 0000049999

New advisory and sub-advisory agreements were filed with the SEC in the May 1 amendment to the N1-A. These agreements were filed with the SEC on 4-25-03 and are incorporated by reference in this NSAR."